UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.____)

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First Western Financial, Inc.
(Name of Registrant as Specified In Its Charter)
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April 26, 2019

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2019 Annual Meeting of Shareholders to be held at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, on June 5, 2019, at 4:00 pm, Mountain Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results for 2018 and plans for the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the 2019 Annual Meeting.

Sincerely,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer and President

1900 16th Street, Suite 1200

Denver, Colorado 80202

(303) 531‑8100

April 26, 2019

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of First Western Financial, Inc.:

The 2019 Annual Meeting of Shareholders (the “annual meeting”) of First Western Financial, Inc. (the “Company”) will be held on Wednesday, June 5, 2019, at 4:00 pm, Mountain Time, at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, for the following purposes:

1.To elect nine (9) directors to serve on the Company’s board of directors until the Company’s 2020 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.To ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and

3.To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 12, 2019, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of 10 days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Scott C. Wylie
Scott C. Wylie Chairman, Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders To Be Held on June 5, 2019: This proxy statement and our 2018 Annual Report are available at www.proxyvote.com.

Your Vote is Important

A proxy card is included. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

1900 16th Street, Suite 1200

Denver, Colorado 80202
(303) 531‑8100

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 5, 2019

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “First Western” refer to First Western Financial, Inc., a Colorado corporation, and its consolidated subsidiaries; references to “the Bank” or “our Bank” refer to First Western Trust Bank, a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board”) for use at the 2019 annual meeting of shareholders of the Company to be held on Wednesday, June 5, 2019 at 4:00 pm, Mountain Time, at First Western corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders or Form 10‑K for the year ended December 31, 2018, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about May 3, 2019. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders To Be Held on June 5, 2019

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.proxyvote.com.  Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person.

ABOUT THE ANNUAL MEETING

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at  4:00 pm, on June 5, 2019, at First Western’s corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202.

What is the purpose of the annual meeting?

At the 2019 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:

1.

To elect nine (9) directors to serve on the Company’s board of directors until the Company’s 2020 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and
3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for directors?

The following nine (9) persons have been nominated for election as directors of the Company:

•	Julie A. Caponi
•	David R. Duncan
•	Thomas A. Gart
•	Patrick H. Hamill
•	Luke A. Latimer
•	Eric D. Sipf
•	Mark L. Smith
•	Scott C. Wylie
•	Joseph C. Zimlich

Who is entitled to vote at the annual meeting?

The holders of record of the Company’s outstanding common stock on April 12, 2019, which is the date that the board has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

How do I vote?

You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

•

indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

•	go to the website www.proxyvote.com and follow the instructions for Internet voting on that website; or
•	vote over the telephone by following the instructions in the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet and Phone voting will close at 11:59 PM Eastern Time on June 4, 2019.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Scott C. Wylie and Julie A. Courkamp to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.

To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Philadelphia Stock Transfer, Inc., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the annual meeting?

A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s articles of incorporation prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the board (Proposal 1).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director; and

Proposal 2—FOR the ratification of the appointment of Crowe LLP.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director; and

Proposal 2—FOR the ratification of the appointment of Crowe LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Crowe LLP (Proposal 2).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Crowe LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:

•

delivering to the Company prior to the annual meeting a written notice of revocation addressed to: First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or
•	attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1). The nine (9) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.

The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?

Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of appointment of Crowe LLP here, and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm (Proposal 2).

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8‑K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board?

To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary; or via email at corporate.secretary@myfw.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

Pursuant to our amended and restated bylaws, our directors stand for election each year to be elected for a term expiring at the following annual shareholders’ meeting, or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal.

If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2020 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company.

Nominees for Election

The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

Name of Nominee	Age	Position	Director Since
Scott C. Wylie	61	Chairman, Chief Executive Officer and President	2002
Julie A. Caponi	57	Director	2017
David R. Duncan	53	Director	2011
Thomas A. Gart	60	Director	2013
Patrick H. Hamill	59	Director	2004
Luke A. Latimer	42	Director	2015
Eric D. Sipf	70	Director	2003
Mark L. Smith	67	Director	2002
Joseph C. Zimlich	59	Director, Lead Director	2004

Scott C. Wylie.      Mr. Wylie has served as the Chairman, Chief Executive Officer and President of the Company and First Western Trust Bank since founding the Company in 2002. Mr. Wylie served as Chairman and Chief Executive Officer of Northern Trust Bank of Colorado from 1998 to 2002 after selling his prior institution, Trust Bank of Colorado, to Northern Trust in 1998. He previously led the acquisition in 1994 of Equitable Bankshares of Colorado, a Denver-based bank holding company with two subsidiary banks now known as Colorado Business Bank. His first bank, Universal Trust, started as a subsidiary of the First Boston Corporation. He organized a 1998 management buyout of that bank, which he renamed The Bank and Trust of Puerto Rico. He also led the buyout of a software company, American Fundware, which, as Chairman, he sold at a significant premium to Intuit in 2001. Mr. Wylie is involved in an array of community organizations and he currently serves on the boards of the Denver Convention Center Hotel Authority, Colorado Succeeds, Roundup River Ranch and the Museum of Contemporary Art Denver. Mr. Wylie earned a Bachelor of Arts from the University of Michigan, a Master of Arts in Economic Development from the School of International Service at American University and a Master of Business Administration from Harvard Graduate School of Business. As our founder and Chief Executive Officer since the inception of the Company, Mr. Wylie’s extensive banking, leadership and board experience, as well as his entrepreneurial activities in the financial services and software industries, qualify him to serve on our board of directors.

Julie A. Caponi.      Ms. Caponi is a Certified Public Accountant. She retired in 2017 from Arconic, Inc. (formerly known as Alcoa Inc.), a manufacturer of engineered products from aluminum and other lightweight metals, after serving in a number of finance leadership roles. In her seventeen years at Arconic,  Ms. Caponi served as Assistant Treasurer, Vice President-Audit and Assistant Controller. Before joining Arconic, she was an audit partner at Deloitte, principally serving clients in the financial services industry. Since 2007, she has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company, where she chairs the Audit Committee and is a member of the Compensation and Human Resources Committee. She is also a director of First Commonwealth Bank. Ms. Caponi earned a Bachelor of Science in Accounting from the Indiana University of Pennsylvania. Ms. Caponi’s qualifications for service on our board of directors include her leadership, audit and public bank holding company board experience. Her knowledge of financial accounting, auditing and internal controls is also beneficial to our board of directors.

David R. Duncan.      Mr. Duncan has been President and Chief Executive Officer of Silver Oak Cellars since 2002. He is also a Managing Partner of Twomey Cellars and the Proprietor of Ovid Winery. He also is President of Denver-based Duncan Oil, Inc. where he has served since 1988. Mr. Duncan is the former Chapter Chairman and member of the Northern California Chapter of the Young Presidents Organization. Mr. Duncan is also involved in the community serving as Chairman of the board of the St. Helena Hospital Foundation, Co-Chair of the capital campaign for the Saint Helena Montessori School and has been on the board the Napa Valley Vintners, serving as Chairman in 2014. Mr. Duncan earned a Bachelor of Arts from the University of Notre Dame and a Master of Business Administration from the University of Denver. Mr. Duncan’s qualifications for service on our board of directors include his experience as an entrepreneur, business leader, board member and manager in private equity and growth company investments. He also has extensive experience and knowledge of the operation of family businesses.

Thomas A. Gart.      Mr. Gart is President of The Gart Companies, which is a private equity investment company focusing on real estate and specialty retail that he co-founded in 1993. Mr. Gart’s career started with Gart Brothers Sporting Goods Company, a three generation family owned and operated business founded in 1927 by Mr. Gart’s grandfather, where Mr. Gart was President and Chief Operating Officer from 1985 until the company’s sale in 1992. Mr. Gart currently serves on the board of National Jewish Hospital and is an emeritus board member of the Colorado Chapter of The Nature Conservancy. Mr. Gart is a member of the World Presidents Organization (WPO), holds a Bachelor of Arts with honors from Stanford University and a Master of Business Administration from Harvard University Graduate School of Business. Mr. Gart brings a sophisticated financial background with leadership experience in family businesses and private equity investing across a broad range of industries. He also has a deep background in real estate and specialty retail.

Patrick H. Hamill.      Mr. Hamill is Chairman and Chief Executive Officer of Oakwood Homes, LLC, which he founded in 1991 and sold to Berkshire Hathaway in 2017. Mr. Hamill’s other interests include Bright Door Properties, PHH Equipment Leasing, Green Valley Ranch Golf Club, and GVR Landscape. Mr. Hamill founded the BuildStrong Foundation, which focuses on early childhood education, along with work force development. BuildStrong founded the Colorado Homebuilding Academy which trains workers for careers in the housing industry. Mr. Hamill has served in various civic positions including: Vice-Chair of Metropolitan Football Stadium District, Trustee at the University of Denver, Boys & Girls Club of Metro Denver, and National Trustee of First Tee of America. Mr. Hamill has been recognized over the years for various honors and recognitions; Professional Achievement Award through the University of Denver’s Founders Day in 1999, Champion for Youth Boys & Girls Club in 2007, Urban Nights Benefits Homeless Youth Award in August 2016, Colorado ‘‘I Have a Dream’’ Foundation Award in September 2017, Bill Daniels Ethical Leader of the Year Award in October 2017, St. Jude Hope Award in May 2018, and the Hearthstone Builder Humanitarian Award in May 2018, to name a few. Mr. Hamill received a Bachelor of Science in Business Administration from the University of Denver’s School of Real Estate and Construction Management. Mr. Hamill’s qualifications for service as a director include his entrepreneurial success in business, community leadership and his expertise in real estate, homebuilding and economic development.

Luke A. Latimer.      Mr. Latimer has served as Chairman, Chief Executive Officer and President of R&L Development, a heavy construction company in New Alexandria, Pennsylvania since 2015. He previously served as Executive Vice President and Treasurer of R&L Development from 1999 to 2015. Mr. Latimer is Chairman, Chief Executive Officer and President of Derry International LTD, Incorporated, a mining company based in New Alexandria, Pennsylvania, and is a General Partner of SML Limited Partnership, a real estate holding and development partnership in New Alexandria, Pennsylvania. Since 2011, he has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company. He is also a director of First Commonwealth Bank. Mr. Latimer previously served as Chairman of First National Bank of Santa Fe and a director of New Mexico Banquest Corporation, a bank and bank holding company in Santa Fe, New Mexico, until May 2013. He earned a Bachelor of Science in Business Management from Saint Vincent College. Mr. Latimer’s qualifications for service as a director include his leadership in his family business as well as his experience on multiple bank and bank holding company boards, including a publicly held bank holding company.

Eric D. Sipf.      Mr. Sipf has more than thirty years of experience running public and private health care services organizations. Retired since 2009, he served as a division president for one of America’s largest managed health care companies, PacifiCare (which was acquired by United Healthcare in 2005). Mr. Sipf is on the Board of Trustees of Association for Choice in Education and a member of the Development Committee for Colorado Uplift. Mr. Sipf is a

former President of the Colorado HMO Association and a past board member of the Comprecare Foundation, the Southeast Business Partnership, the South Metro Chamber, Aurora Economic Development Council, BankOne Colorado, The TriZetto Group, Intrado, Northern Trust Bank of Colorado, Imerica Life and Health, The Rocky Mountain Adoption Exchange, The Denver Area Council of the Boy Scouts of America and The Denver Museum of Nature and Science. He was also past Chairman of the Aurora Chamber of Commerce. Mr. Sipf is a graduate of Indiana University and a United States Army veteran having served in Vietnam. As a Certified Public Accountant (inactive), Mr. Sipf’s qualifications for service as a director include his extensive experience in the areas of asset management, finance, accounting, control systems, banking relationships, information technology projects and strategic planning. He also has experience serving on several bank and bank holding company boards and has significant merger and acquisition experience.

Mark L. Smith.      Mr. Smith is a Principal of Slifer Smith and Frampton, which he founded in 1989, and he has over 45 years of experience in real estate development, sales and marketing. He was also a founding principal of both East West Partners and Union Station Neighborhood Company. Mr. Smith was the founder of the Youth Foundation (now Youth Power 365), Platte Forum and the Riverfront Park Community Foundation. Current board affiliations include the Clyfford Still Museum, Colorado Forum, the Riverfront Park Community Foundation and Slifer Smith and Frampton Foundation. Mark was named Ernst and Young Entrepreneur of the Year for the Rocky Mountain Region in 2001, received the first ever Friend of the River award from the Greenway Foundation in 2011, received the Colorado Business Magazine CEO of the Year award in 2014 and has been the recipient of numerous other awards. Mr. Smith holds an undergraduate degree in real estate from Florida International University and a master’s degree in management from Nova University. Mr. Smith’s qualifications for service as a director include his entrepreneurial success in business, community leadership and expertise in real estate development and economic development. He also has extensive knowledge of the Colorado markets that we serve.

Joseph C. Zimlich.      Mr. Zimlich has served as the Chief Executive Officer of Bohemian Companies since 1997. Bohemian Companies, a private family financial office, includes the Bohemian Foundation, a family foundation, and Bohemian Asset Management, an investment management company with public equity, fixed income securities and private equity holdings. Mr. Zimlich provides leadership and oversight to the major program areas of the Bohemian Foundation, including its community programs, civic programs, contemporary music programs and global impact programs; steers the investment and management of more than $1.0 billion in financial assets; and directs the development and management of a family portfolio of early stage value investments and global real estate assets, primarily in eastern Europe. Mr. Zimlich has held board of director-level positions in the following industries: technology, semi-conductors, water filtration, trust, private and commercial banking, food service and venture capital funds. He currently serves as a director of the Bohemian Foundation, Ampt, LLC, Indotek Group and Third Way, and is a member of the Colorado Forum. Mr. Zimlich graduated from the University of Iowa with of Bachelor of Business in Accounting. He is also a Certified Public Accountant and a Human Resources Professional. Mr. Zimlich’s qualifications for service as a director include his substantial experience in financial, accounting, governance and human resource matters, as well as his leadership experience developed while serving on numerous boards. He also has an extensive background in investment management and private equity investing.

Election Procedures

The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the nine director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board has appointed Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. The board is seeking ratification of the appointment of Crowe LLP for the 2019 fiscal year. Shareholder ratification of the selection of Crowe LLP as our independent registered public accounting firm for the 2019 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Representatives of Crowe LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

CORPORATE GOVERNANCE

Board Meetings

Our board met  times during the 2018 fiscal year (including regularly scheduled and special meetings). During fiscal year 2018, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

The board encourages all directors to attend the annual meeting of shareholders. One of our directors attended the 2018 annual meeting of shareholders, which occurred prior to our initial public offering.

Board Composition

The size of our board is currently set at nine members. In accordance with the Company’s amended and restated bylaws, the size of the board is fixed as determined from time to time by resolution of the board of directors. The members of each class are elected for a term of office to expire at the succeeding annual meeting of shareholders. Any director vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by (i) the affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors or (ii) by the board of directors, even if the remaining directors constitute less than a quorum of the full board, and in the event that there is only one director remaining in office, by such sole remaining director. In accordance with the Company’s amended and restated bylaws, a director appointed to fill a vacancy will be appointed to serve until such director’s successor shall have been duly elected and qualified.

As discussed in greater detail below, the board has affirmatively determined that each of our current directors other than Mr. Wylie qualifies as independent directors.

Director Independence

Under the rules of the Nasdaq Global Select Market, a majority of the members of our board are required to be independent. The rules of the Nasdaq Global Select Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Mr. Wylie, each of our current directors qualifies as an independent director as defined by Nasdaq Marketplace Rule 5605(a)(2). In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.

Board Leadership Structure

Chairman.  Scott C. Wylie, currently serves as our Chairman, Chief Executive Officer and President. Mr. Wylie founded the Company in 2002 and has served as our Chairman since that time. Mr. Wylie’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.

Lead Independent Director.  Our Corporate Governance Guidelines require that at any time the Chairman of the board of directors is not independent, the board of directors will designate a lead independent director. Mr. Wylie currently serves as our Chairman, Chief Executive Officer and President and Mr. Zimlich currently serves as our lead independent director. As our lead independent director, Mr. Zimlich is required to be independent and is responsible for (i) presiding over executive sessions of the Company or any of our subsidiaries’ independent directors, (ii) presiding over meetings of our board of directors when the Chairman is not present, (iii) facilitating information flow and communication between the directors and the Chairman, (iv) consulting with the Chairman and review and advise on the schedules and agendas for meetings of the board of directors along with the information provided to the board of directors in connection with such meetings, (v) being available for consultation and direct communication with major shareholders upon request, (vi) consulting with the Chairman on such other matters pertinent to the Company and the board of directors, and (vii) performing such other duties as the board of directors may prescribe from time to time.

Risk Management and Oversight

Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “—Committees of the Board.”

Director Nominations

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in our bylaws.  Deadlines for shareholders to nominate a director are summarized in the section titled “Date for Submission of Shareholder Proposals for 2020 Annual Meeting.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The Corporate Governance and Nominating Committee assesses nominees based upon (1) independence, experience, areas of expertise and other factors relative to the overall composition of the board and (2) the appropriateness of board membership of the nominee based on current responsibilities of board members. The Corporate Governance and Nominating Committee also considers the following qualifications in assessing nominees for election or re-election to the board:

•	Adherence to high ethical standards and high standards of integrity;
•

Sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on our board of directors and the specific committee for which he or she is being considered;

•	Evidence of leadership, sound professional judgment and professional acumen;
•	Evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•	A willingness to abide by each published code of conduct or ethics for the Company and to objectively appraise management performance;

•	The ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•	Any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•

The fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

Committees of the Board

Our board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our amended and restated articles of incorporation and amended and restated bylaws.

Audit Committee

The members of our Audit Committee are Ms. Caponi,  Mr. Latimer and Mr. Sipf, with Mr. Sipf serving as chair of our Audit Committee. Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an "independent director" under Nasdaq Global Select Market rules, (2) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Sipf is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the rules of the Nasdaq Global Select Market due to his experience and background.  The Audit Committee met six times in 2018.

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and, in that regard, assists our board of directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies and monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:

•

Compensating and overseeing our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Appointing, retaining, evaluating, and where appropriate, replacing our independent auditor and advising the board of directors on such matters;
•

Obtaining from our independent auditor, at least annually, a report regarding our independent auditor’s internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by any inquiry or investigations by governmental or professional authorities, and any steps taken to deal with such issues;

•	Obtaining and reviewing each inspection report issued by the PCAOB;
•	Obtaining from our independent auditor, at least annually, a formal written statement delineating all relationships between us and our independent auditor, and discussing whether any disclosed relationships or services, or any other factors, have affected or may affect the independence of our independent auditor;
•

Approving all fees and terms of engagement of our independent auditor, and approving in advance all audit and non-audit services to be performed by the independent auditor and any other registered public accounting firm;

•

Setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;

•

Discussing and resolving any disagreements regarding financial reporting between management and our independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;

•	Overseeing our internal audit function;
•	Reviewing at least annually our risk areas, assessing the extent of auditing involvement needed over each area, and determining what type of auditing program will best meet our needs;
•

Reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and any communications regarding the initiation and status of significant special investigations;

•	Meeting with management and our independent auditor regarding the identification and resolution status of material weaknesses and reportable conditions in the internal control environment;
•

Reviewing management’s periodic assessment of the effectiveness of our internal controls and procedures for financial reporting and our independent auditor’s report as to management’s assessments, as well as the periodic certifications of management as to the internal controls and procedures for financial reporting and related matters, each as required by applicable laws, rules and regulations;

•	Monitoring management’s compliance with all applicable laws, rules and regulations;
•	Reviewing regulatory authorities’ examination reports pertaining to the Company, our subsidiaries and associated companies;
•	Reviewing management reports issued in accordance with 12 C.F.R. Part 363 and the corresponding independent auditor’s attestation and agreed-upon procedures reports;
•	Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•	Reviewing and discussing the scope of the audit of our consolidated financial statements for each fiscal year, at least annually, with management and our independent auditor;
•

Reviewing with management and our independent auditor, prior to filing, our interim consolidated financial statements and the disclosures in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in a Quarterly Report on Form 10‑Q;

•	Reviewing the results of the quarterly review and any other matters required to be communicated to the Audit Committee by our independent auditor under GAAP and PCAOB auditing standards;

•

Reviewing with management and our independent auditor, prior to filing, our annual consolidated financial statements and the disclosures in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in that Annual Report on Form 10‑K, and recommending to the board of directors whether the audited consolidated financial statements should be included in the Annual Report on Form 10‑K;

•

Reviewing and discussing with management and our independent auditor our representations that the consolidated financial statements were prepared in accordance with GAAP and fairly present our consolidated results of operations and consolidated financial condition;

•	Reviewing and discussing with management communications with governmental officials and generally reliable reports raising material issues regarding our financial statements or accounting matters;
•

Reviewing and discussing with management and the independent auditor any significant estimates made in connection with the preparation, or audit, of our consolidated financial statements and other financial or informational reports, and obtaining from our independent auditor reports regarding such significant estimates and any material communications between our independent auditor and management;

•

Reviewing internal accounting control reports (management letters) and monitoring testing of the internal accounting control reports, and reviewing our independent auditor’s reports on the effectiveness of disclosures controls and procedures and the certifications of our officers with respect thereto;

•

Reviewing and discussing with management our earnings press releases, the substance of any earnings calls, and any earnings guidance provided to the investment community, as well as financial and other information provided to analysts and rating agencies;

•	Preparing the Audit Committee report required by SEC rules to be included in the proxy statement relating to our annual meeting of shareholders;
•	Discussing with our independent auditor the matters required to be described by PCAOB AU Section 380 (Communication with Audit Committees);
•

Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company associates of concerns regarding questionable accounting or auditing matters;

•	Conducting an annual evaluation of the performance of the Audit Committee and the adequacy of its charter and recommending to our board of directors any changes that it deems necessary; and
•	Handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”

Compensation Committee

The members of our Compensation Committee are Mr. Duncan, Mr. Hamill and Ms. Caponi, with Mr. Hamill serving as chair of our Compensation Committee. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an "independent director" under Nasdaq Global Select Market rules.

Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a "nonemployee director" within the meaning of Rule 16b‑3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee assists our board of directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.

Among other things, our Compensation Committee has responsibility for:

•

Reviewing and determining, and recommending to our board of directors for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers; all employment agreements, severance or termination agreements, change in control agreements or similar agreements proposed to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;

•

Reviewing and determining, and recommending to our board of directors for its confirmation, modifications to our philosophy and practices relating to compensation of our directors, executive officers, and other members of management;

•

Reviewing and determining, and recommending to our board of directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

•

Taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation, and administration of our benefit plans;

•	Reviewing and recommending action by our board of directors with respect to various other matters in connection with each of our benefit plans;
•

Reviewing with our Chief Executive Officer the compensation payable to associates other than our executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;

•

Consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

•	Reviewing the performance of our executive officers for each fiscal year;
•	Reviewing annually and recommending to our board of directors the non-management director compensation program for each year;
•

Administering our compensation and benefit plans with respect to associates and consultants who are subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act to ensure the exemption provided under Rule 16b‑3 under the Exchange Act is available to our directors and those officers subject to the provisions of Section 16(b) of the Exchange Act;

•	Overseeing and making recommendations to our board of directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•	Conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to our board of directors any changes that it deems necessary; and
•	Handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers as the Compensation Committee deems necessary or appropriate for the Compensation Committee to carry out its duties, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers; provided, that when determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider the factors set forth in Rule 10C‑1(b)(4) under the Exchange Act and any other factors required to be so considered by the Nasdaq Marketplace Rules, including, without limitation, the factors set forth in Rule 5605(d)(3) of the Nasdaq Marketplace Rules.  From time to time, the Compensation Committee has engaged compensation consultants.  In 2018, the Compensation Committee engaged Alvarez & Marsal Taxand, LLC (“Alvarez & Marsal”) to provided compensation consulting services.  Please see the discussion of the consulting services provided to the Compensation Committee by Alvarez & Marsal under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Mr. Latimer, Mr. Smith and Mr. Zimlich, with Mr. Zimlich serving as chair of our Corporate Governance and Nominating Committee. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an "independent director" under Nasdaq Global Select Market rules.  The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2018.

The Corporate Governance and Nominating Committee assists our board of directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on our board of directors, monitoring the composition and functioning of the standing committees of our board of directors, developing, reviewing and monitoring our corporate governance policies and practices, and otherwise taking a leadership role in shaping the corporate governance of the Company.

Among other things, our Corporate Governance and Nominating Committee is responsible for:

•	Reviewing the performance of our board of directors and each of its committees;
•

Identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board of directors for election as directors and to fill any vacancies on our board of directors;

•	Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;

•

Reviewing and recommending to our board of directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•

Reviewing the size and composition of our board of directors as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;

•	Monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•

Developing, reviewing and monitoring compliance with our corporate governance guidelines and policies and the corporate governance provisions of the federal securities laws and the listing rules applicable to us and/or our subsidiaries;

•

Investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our board of directors with recommended corrective actions;

•

Reviewing our and our subsidiaries’ corporate governance practices in light of best corporate governance practices among our peers, determining whether any changes in such corporate governance practices are necessary and recommending any proposed changes in such corporate governance policies;

•	Considering any resignation tendered to our board of directors by a director and recommending the acceptance of such resignation if appropriate;
•

Considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or that otherwise present a conflict of interest;

•	Developing and recommending to our board of directors for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;
•	Overseeing our director orientation and continuing education programs for our board of directors;
•	Reviewing its charter and recommending to our board of directors any modifications or changes; and
•	Handling such other matters that are specifically delegated to the Corporate Governance and Nominating by our board of directors from time to time.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”

Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.”

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and associates. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and associates to follow, including the Company’s Chairman, Chief Executive Officer and President and senior financial officers. The Code of Business Conduct and Ethics is available on our website at

www.myfw.com under “Investor Relations—Governance—Governance Documents.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”

CURRENT EXECUTIVE OFFICERS

The following table sets forth the name, age and position with the Company of each of our named executive officers. The business address for all of these individuals is 1900 16th Street, Suite 1200, Denver, Colorado 80202.

Name of Named Executive Officers	Position	Age
Scott C. Wylie	Chairman, Chief Executive Officer and President	61
Julie A. Courkamp	Chief Financial Officer and Treasurer	39
John E. Sawyer	Chief Investment Officer	50

Background of our Named Executive Officers who are not also Directors.

Julie A. Courkamp.      Ms. Courkamp has served as Treasurer and Chief Financial Officer of the Company and First Western Trust Bank since 2013. She joined the Company in 2006 as its Controller and was promoted to Director of Finance and Accounting in 2010. Ms. Courkamp oversees all accounting and finance functions, including financial performance and reporting, liquidity management and planning, investment portfolio performance and positioning, capital and interest rate risk management, strategic planning, budgeting and forecasting, income taxes, and coordination with external auditors and banking regulators. Ms. Courkamp works directly with our board of directors and banking regulators relative to our current financial position and forecasted performance. She also oversees the activities related to corporate development and mergers and acquisitions, information technology and enterprise risk management. Prior to joining the Company, Ms. Courkamp held positions with PwC in Denver researching issues related to SEC reporting, and coordinating and supervising audits and interim quarterly reviews of public and private companies. Ms. Courkamp holds a Bachelor of Science in Accounting from the University of Colorado at Boulder.

John E. Sawyer.      Mr. Sawyer joined First Western Trust Bank in 2017 as its Chief Investment Officer. In this role, he is responsible for developing our overall investment strategy and leading the Investment Policy Committee, which designs the asset allocation guidelines to be implemented by our portfolio managers. He also directs the firm’s partnerships with outside investment managers. Prior to joining the Company, Mr. Sawyer served as Chief Investment and Fiduciary Officer for BBVA Compass Bank, headquartered in Texas, overseeing the company’s North American investments with more than $10 billion in assets under management. Mr. Sawyer has held prior executive positions with Credit Suisse, Morgan Keegan & Co. and First Tennessee Capital Markets. Mr. Sawyer holds a Bachelor of Science from the University of Tennessee and a Master of Business Administration from Southern Methodist University. He also holds a Series 65 License and a Chartered Financial Analyst designation.

Our Senior Leadership Team

The following table sets forth information regarding other members of our senior leadership team who, in addition to Mr. Wylie and Ms. Courkamp, serve as officers of First Western Trust Bank.

Name of Officer	Position	Age
Scott J. Lawley	Chief Credit Officer	55
Cammie A. Redpath	Chief Human Capital Officer	47
Daniel C. Thompson	Regional President, Arizona/California	49
Josh M. Wilson	Regional President, Colorado/Wyoming	42

Scott J. Lawley.      Mr. Lawley joined First Western Trust Bank in 2018 as its Chief Credit Officer. In this role, he is responsible for our asset quality, including private banking, commercial and real estate loans. Additionally, he is responsible for product development and loan structuring, loan review and management of credit administration. Prior to joining the Company, Mr. Lawley was the Senior Credit Officer and Segment Risk Officer for Huntington National Bank, a full-service banking provider that operates in eight states. Mr. Lawley has also held various credit positions with PNC Bank and US Bank as well as held various lending positions with Fleet Bank. Mr. Lawley has a Bachelor’s Degree from the University of Rochester and a Master of Business Administration with an emphasis in Finance from the University of Cincinnati.

Cammie A. Redpath.      Ms. Redpath has been serving as the Chief Human Capital Officer for First Western Trust Bank since January 2019 and is responsible for the planning, designing, development and evaluation of human resource related initiatives that support the Company’s organizational strategic goals. Ms. Redpath previously served as the Senior Vice President, Chief Human Resources Officer with Black Creek Group, a multibillion-dollar real estate investment firm serving institutional and individual investors through multiple affiliates in REIT and private equity structures. Prior to Black Creek Group, Ms. Redpath served in leading human resource roles for high growth public and private organizations. Ms. Redpath earned a Bachelor of Science from the Metropolitan State University of Denver and a Master of Arts from the University of Phoenix.

Daniel C. Thompson.      Mr. Thompson joined First Western Trust Bank in 2004 and has held many senior roles with the Company, including Senior Vice President, Business Development, and President and Chairman of the Scottsdale, Arizona profit center. Today, Mr. Thompson serves as a Regional President covering the areas of Arizona and California. In this role, he is responsible for the overall direction and strategy of those offices, driving profitable growth and operational efficiency and supporting the sales force in achieving its goals. Prior to joining the Company, Mr. Thompson held senior positions with Merrill Lynch and Charles Schwab & Co. Mr. Thompson holds a Bachelor of Science in Finance and Business Administration from the University of Arizona.

Josh M. Wilson.      Mr. Wilson joined First Western Trust Bank in 2007 and currently serves as a Regional President, covering the areas of Colorado and Wyoming. In this role, he is responsible for managing the strategy, operations and profitability of those offices. Mr. Wilson partners with each office to ensure high service quality and optimized efficiencies. Prior to this role, Mr. Wilson was Chief Financial Officer of an international oil and gas operating company. He has also held executive positions with Bank One, JP Morgan and Vectra Private Bank. Mr. Wilson holds a Bachelor of Science in Business Administration and Finance from Regis University, as well as Life and Health certifications. He is also a member of the Institute for Private Investors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Our “named executive officers,” which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Scott C. Wylie—Chairman, Chief Executive Officer and President
•	Julie A. Courkamp—Chief Financial Officer and Treasurer

•	John E. Sawyer—Chief Investment Officer

Summary Compensation Table

The following table sets forth information regarding the compensation paid, awarded to, or earned by each of our named executive officers for the fiscal years indicated.

Name and Principal					All Other
Position	Year	Salary	Bonus	Stock Awards(1)	Compensation(2)	Total
Scott C. Wylie	2018	$450,000	$234,000	$—	$22,717	$706,717
Chairman, Chief Executive Officer and President	2017	450,000	220,000	3,145,491	30,175	3,845,666

Julie A. Courkamp	2018	242,500	55,000	—	7,350	304,850
Chief Financial Officer and Treasurer	2017	220,000	55,000	165,000	7,350	447,350

John E. Sawyer	2018	240,000	—	57,000	4,589	301,589
Chief Investment Officer

(1)

Amounts reflect aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of (i) performance stock unit awards with financial performance-based vesting conditions (“Financial Performance Units”), (ii) performance stock unit awards subject to vesting upon the completion of an initial public offering (“Market Performance Units”) and (iii) restricted stock unit awards subject to time-based vesting (“Time Vesting Units”), all granted under the 2016 Plan. The discussion of the assumptions used for purposes of valuation of these equity grants appears in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

Aggregate grant date fair values of Financial Performance Units granted in 2017 were: Mr. Wylie, $112,500 and Ms. Courkamp, $55,000. Vesting requirements applicable to Financial Performance Units are further described in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

Market Performance Units were granted in 2017 as follows: Mr. Wylie, 4,167 units and Ms. Courkamp, 2,037 units. Market Performance Units vest when our common stock trades at or above $32.16 for a defined period of time following the completion of an initial public offering, followed by a time vesting requirement. Because the likelihood of completing an initial public offering in the future was outside of the Company’s control at the grant date, we were unable to estimate a probability associated with meeting the applicable performance condition, which affects the determination of the grant date fair value. Therefore, a grant date fair value cannot be determined for Market Performance Units. There were no Market Performance Units granted to any named executive officers during the year ended December 31, 2018.

Mr. Sawyer was granted Time Vesting Units in 2018 with an aggregate grant date fair value of $57,000. Mr. Sawyer’s units were granted on January 1, 2018, and vest in two equal installments on January 1, 2021 and January 1, 2023.  Mr. Wylie and Ms. Courkamp were granted Time Vesting Units in 2017 with aggregate grant date fair values of $3,032,991 and $110,000, respectively.  Mr. Wylie and Ms. Courkamp’s units were granted on May 1, 2017, and vest in equal installments of 20% on the first five anniversaries of the grant date.

(2)

In 2018, Mr. Wylie received a matching contribution of $8,100 to his 401(k) account, spousal travel reimbursement of $2,505, and country club dues and assessments totaling $12,112. Amounts for Ms. Courkamp consists entirely of matching contributions to her respective 401(k) accounts. Amounts for Mr. Sawyer consisted entirely of moving reimbursements of $4,589.

In 2017, Mr. Wylie received a matching contribution of $7,950 to his 401(k) account and country club dues and assessments totaling $22,225. Amounts for Ms. Courkamp consisted entirely of matching contributions to her respective 401(k) account.

Narrative Discussion of Summary Compensation Table

General.      We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and adapted our philosophy and practices following our initial public offering. We will continue to review, evaluate and modify our compensation framework in an effort to maintain a competitive total compensation package. As such, and as a result of our becoming a publicly traded company, the compensation program moving forward could vary from our historical practices.

We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

Base Salary.    Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. Historically, we have established annual base salary rates for Mr. Wylie and Ms. Courkamp, subject in each case to their employment agreements, at a level necessary to retain the individual’s services and we have reviewed base salaries on an annual basis at the end of each year. We have historically made adjustments to the base salary rates of the named executive officers upon consideration of any factors that our board of directors deems relevant, including but not limited to (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s job performance and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of the board of directors and management.

Bonus.      Mr. Wylie is eligible for an annual bonus at the discretion of the Compensation Committee based on its evaluation of his individual performance and the Company’s performance during the year.  Ms. Courkamp and Mr. Sawyer are eligible for an annual bonus at the discretion of our Chief Executive Officer based upon an evaluation of their respective individual performances and the performance of the Company during the year.

Stock-Based Compensation Awards.    Stock-based compensation awards may consist of options to acquire shares of our common stock, restricted stock awards, restricted stock units or performance stock units issued pursuant to the 2016 Plan, which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the terms of the 2016 Plan.

Incentive Compensation Plan for Named Executive Officers.    In March 2018, our board of directors adopted the First Western Financial Inc. NEO Discretionary Incentive Compensation Plan (the “Cash Incentive Plan”). The purpose of the Cash Incentive Plan is to motivate the Company’s eligible senior executive officers to improve shareholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance, and help attract and retain key associates. A participant’s incentive opportunity under the Cash Incentive Plan is based upon three factors: satisfaction of the established criteria for the fiscal year, the Company’s financial performance over the fiscal year, and the participant’s individual performance over the fiscal year.

401(k) Plan.    Our named executive officers may elect to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible associates. Our 401(k) plan provides our associates with the opportunity to save for retirement on a tax-deferred basis, and permits our associates to defer between 1% and 100% of their compensation to the 401(k) plan, subject to applicable statutory limits. We may make discretionary matching contributions or any additional contributions.

Health and Welfare Benefits.    Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other associates.

Perquisites.      Perquisites given to certain of our named executive officers consisted of spousal travel and country club dues and assessment reimbursements during the years ended December 31, 2018 and December 31, 2017.

Independent Compensation Consultant.  The Compensation Committee engaged Alvarez & Marsal as its independent compensation consultant in 2018 to provide the following:

•	information relating to the selection of the Company’s peer group and recommendations for determining an appropriate peer group for the Company;
•	benchmark compensation data for the Company’s chief executive officer, chief financial officer and other named executive officers;
•	recommendations concerning the compensation of Company’s chief executive officer, chief financial officer and other named executive officers; and
•	advice regarding the peer group companies’ incentive plan designs and structure for comparison against the Company’s current incentive plan structures.

Alvarez & Marsal did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Alvarez & Marsal and no conflicts of interest or independence issues relating to Alvarez & Marsal’s services were identified by the Compensation Committee.

Employment Agreements

We have entered into employment agreements with Mr. Wylie and Ms. Courkamp. The following is a summary of the material terms of each such agreement.

Employment Agreement with Scott C. Wylie

We entered into an employment agreement with Mr. Wylie effective January 1, 2017, with an initial term through December 31, 2019, and automatic one-year renewals thereafter unless either party provides written notice of its intent to not renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Mr. Wylie’s employment agreement, he is entitled to an annual base salary of no less than $450,000 and is eligible to receive an annual incentive payment of 100% of his annual base salary for a given fiscal year.  Mr. Wylie is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies, and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. In addition, Mr. Wylie’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control.”

Employment Agreement with Julie A. Courkamp

We entered into an amended and restated employment agreement with Ms. Courkamp effective March 5, 2018, with an initial term through December 31, 2019, and automatic one-year renewals thereafter unless either party provides written notice of its intent not to renewal at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Ms. Courkamp’s employment agreement, she is entitled to an annual base salary of no less than $220,000, which shall be reviewed annually and increased as appropriate for market changes, and is eligible to receive an annual incentive payment in an amount up to 30% of her base salary for a given fiscal year.  Ms. Courkamp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. In addition, Ms. Courkamp’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “Potential Payments upon a Termination of Employment or a Change in Control.”

Potential Payments upon a Termination of Employment or a Change in Control

Below we have described the severance and other change in control benefits to which Mr. Wylie and Ms. Courkamp would be entitled upon a termination of employment and in connection with certain terminations of their employment or a change in control.

Termination of Employment without Cause or Resignation with Good Reason.    The employment agreements with Mr. Wylie and Ms. Courkamp provide for severance benefits if the executive is terminated without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement). In such circumstances, the executive shall be entitled to be paid in accordance with the Company’s normal payroll practice: (i) all accrued compensation and benefits, (ii) one year’s base salary, (iii) one years’ target bonus and (iv) COBRA benefits.

Change in Control.    The employment agreements with Mr. Wylie and Ms. Courkamp provide for severance benefits if the Company undergoes a change in control, and within twenty-four months of such change in control the executive is terminated without “cause” or resigns for “good reason” (as each of those terms is defined in the applicable employment agreement). In such circumstances, the executive shall be entitled to be paid in a lump sum: (i) all accrued compensation and benefits, (ii) two years’ base salary, (iii) two years’ target bonus and (iv) COBRA benefits.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our named executive officers regarding outstanding equity awards held by the named executive officers at December 31, 2018.

	Option awards				Stock awards
					Equity incentive		Equity incentive
	Number of	Number of			plan awards:		plan awards:
	Securities	Securities			number of		market or payout
	Underlying	Underlying			unearned shares,		value of unearned
	Unexercised	Unexercised	Option		units or other		shares, units or
	Options	Options	Exercise	Option	rights that have		other rights that
	Exercisable	Unexercisable	Price	Expiration	not vested		have not vested
Name	(#)	(#)	($)	Date	(#)		($)
Scott C. Wylie	80,000	—	$40.00	1/23/2022	89,866	(1)	1,052,331
	20,000	—	25.00	1/23/2022	4,167	(2)	48,796
	12,000	3,000	20.00	6/30/2024	4,167	(3)	48,796
	9,900	6,600	25.00	12/22/2025	—		—

Julie A. Courkamp	750	—	$25.00	1/23/2022	3,259	(1)	38,163
	1,500	—	40.00	1/23/2022	2,037	(2)	23,853
	3,000	—	20.00	8/31/2023	2,037	(3)	23,853
	2,000	500	20.00	6/30/2024	—		—
	1,800	1,200	25.00	12/22/2025	—		—

John E. Sawyer	—	—	—	—	2,000	(4)	23,420

(1)

Time Vesting Units granted on May 1, 2017, vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board of directors may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.

(2)

Financial Performance Units granted on May 1, 2017 are earned pursuant to defined financial performance criteria covering the period ending on December 31, 2019. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control (excluding an initial public offering) during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the performance criteria detailed in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in the Company 2018 Form 10‑K, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control (excluding an initial public offering) occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.

(3)

Market Performance Units granted on May 1, 2017, are determined to be earned following completion of the performance period ending on June 30, 2020. In the event of employment termination, the holder shall immediately forfeit all of the awarded Market Performance Units which have not yet vested. In the event of a change in control (excluding an initial public offering) during the holder’s continuous employment with the Company, the amount of Market Performance Units earned shall be determined according to the performance criteria detailed in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in the Company 2018 Form 10‑K,  based on a truncated performance period ending immediately prior to such change in control, and the number of Market Performance Units earned shall immediately vest in full. If the change in control (excluding an initial public offering) occurs following the performance determination date, the number of Market Performance Units earned as of the performance determination date shall immediately vest in full.

(4)

Time Vesting Units granted on January 1, 2018, vest, if at all, in two equal installments on January 1, 2021, and January 1, 2023. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the board of directors may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.

First Western Financial, Inc. 2008 Stock Incentive Plan

On March 31, 2008, our board of directors adopted the First Western Financial, Inc. 2008 Stock Incentive Plan (referred to as the ‘‘2008 Plan’’). The 2008 Plan was adopted with the intent to enhance the Company’s ability to attract and retain highly qualified officers, directors, key associates and other persons, and to motivate such persons to serve the Company with maximum effort to improve its business results and earnings by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the Company’s operations and future success. To this end, the 2008 Plan provided for the grant of stock options and restricted stock. The 2008 Plan was frozen in connection with the adoption of the 2016 Plan and no new awards may be granted under the 2008 Plan. As of December 31, 2018, there were options outstanding to acquire 465,947 shares of our common stock under the 2008 Plan.

First Western Financial, Inc. 2016 Omnibus Incentive Plan (‘‘the 2016 Plan’’)

The 2016 Plan was adopted by our board on December 7, 2016, and approved by our shareholders on April 19, 2017. In connection with our initial public offering, our board amended the 2016 Plan to conform the 2016 Plan to certain tax law changes made by the Tax Cuts and Jobs Act of 2017 and to reflect the terms described herein. The 2016 Plan is designed to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key associates and other individuals, and highly qualified officers and directors, by offering a competitive compensation program that is linked to the performance of our common stock. The 2016 Plan is also intended to further align the interests of our directors and management with the interests of our shareholders through increasing the ownership interests of directors and officers in the Company. Each employee, director, consultant or other personal service provider of the Company or any of its subsidiaries is eligible to receive awards under the 2016 Plan, except that non-employees may not be granted incentive stock options.

There were a total of 697,138 shares of common stock available for issuance under the 2016 Plan as of December 31, 2018. Shares of our common stock covered by options outstanding under the 2008 Plan that are forfeited or expire will be transferred to the 2016 Plan and increase the number of shares available for issuance under the 2016 Plan. As of December 31, 2018, there were 465,947 options outstanding under the 2008 Plan, all of which could be transferred to the 2016 Plan if such options are forfeited or expire unexercised. Any shares of our common stock delivered under the 2016 Plan will consist of authorized but unissued shares or treasury shares.

To the extent that an award granted under the 2016 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, the shares retained by or returned to us will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan. Shares that are withheld from an award in payment of the exercise or purchase price or taxes relating to such award, or not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right also will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan.

The 2016 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, cash performance awards and stock awards.

Director Compensation

The following table sets forth information regarding 2018 compensation for each of our non-employee directors:

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)	($)
Julie A. Caponi	$30,750	$25,000	$55,750
David R. Duncan	28,000	25,000	53,000
Thomas A. Gart	29,750	25,000	54,750
Patrick H. Hamill	31,850	25,000	56,850
Luke A. Latimer	31,000	25,000	56,000
Eric D. Sipf	35,750	25,000	60,750
Mark L. Smith	29,500	25,000	54,500
Joseph C. Zimlich	31,900	25,000	56,900

Each of the directors serves on both the Company and the Bank boards and board committees.  In addition to the 11 meetings for the Company during 2018, there were four Bank board meetings; the compensation reflected above is inclusive of the Bank meetings.

Non-employee director fees for 2018  included a cash amount per committee and board meeting, annual cash retainers, and an annual stock-based retainer. Stock-based compensation was issued in the form of restricted stock units subject to time-based vesting which vest, if at all, in equal installments of 50% on the third and fifth anniversaries of the grant date, assuming continuous service through the scheduled vesting dates. Non-employee Bank director fees for 2018 were based upon meeting attendance. No additional compensation was paid to our directors for service as a director on the Bank’s board of directors. The following table sets forth information on a per fee basis.

Description	Amount(1)
Annual board retainer per director(2)	$40,000
Per board meeting attended	750
Annual audit committee chairperson retainer	7,500
Annual compensation committee chairperson retainer	5,000
Annual governance committee chairperson retainer	5,000
Annual committee member retainer	2,500
Per meeting chairperson	700
Per meeting member	500

(1)	All amounts are payable in cash unless otherwise noted.
(2)	Amount payable of $25,000 in the form of restricted stock units and $15,000 payable in cash.

Members of our board of directors that are also associates of the Company or the Bank do not receive compensation for their attendance at board meetings. Annual board compensation is recommended by the Compensation Committee and approved by the board of directors of the Company. Directors are also entitled to the protection provided by the indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws, and, to the extent that they are also directors of the Bank, the articles of incorporation, as amended, and bylaws, as amended, of the Bank.

Compensation Policies and Practices and Risk Management

We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2018.

	Number of Shares to be		Weighted Average	Number of Shares Remaining
	Issued upon Exercise of		Exercise Price of	Available for Future Issuance
	Outstanding Options,		Outstanding Options,	under Equity Compensation
Plan Category	Warrants and Rights		Warrants and Rights	Plans (excluding column (a))
	(a)		(b)	(c)
Equity compensation plans approved by shareholders	683,506	(1)	$28.84	697,138	(2)
Equity compensation plans not approved by shareholders	—		—	—

Total	683,506			$697,138

(1)

Includes (i) 465,947 shares of common stock reserved for issuance pursuant to outstanding stock options under the 2008 Plan and (ii) 217,559 shares of common stock reserved for issuance pursuant to restricted stock unit awards under the 2016 Plan.

(2)

Pursuant to the terms of the 2008 Plan and 2016 Plan, any shares of Common Stock subject to outstanding awards originally granted under the 2008 Plan or 2016 Plan that are canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, will become available for future issuance pursuant to the 2016 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

We lease office space from an entity controlled by Mr. Gart, one of our directors. During the years ended December 31, 2018 and 2017, we paid $280,000 and $247,000, respectively, related to this lease.

We had notes receivable from Scott C. Wylie, our Chairman, Chief Executive Officer and President, and Warren Olsen, a former executive officer and director, totaling $5,792,000  as of December 31, 2017. The notes bore interest at Prime plus 1.0% per annum. The note from Mr. Wylie was repaid in full on June 19, 2018.

On September 10, 2018, the Company issued an aggregate of 128,978 shares of its common stock, pursuant to the make whole rights (“Make Whole Rights”) held by certain of the Company’s common stock holders pursuant to Investor Agreements between the Company and such common stock holders that were previously entered into in connection with the conversion of Series D preferred stock into common stock and the Company’s private placement conducted from August 2017 to February 2018.  A portion of the Make Whole Rights were beneficially owned by certain directors of the Company. The following directors beneficially owned Make Whole Rights and were issued the shares of our common stock set forth in the table below pursuant to such Make Whole Rights for no additional consideration:

Director	Shares Issued Pursuant to Make Whole Rights
Julie A. Caponi	3,860
David R. Duncan	13,136	(1)
Thomas A. Gart	8,772	(2)
Patrick H. Hamill	8,772
Luke A. Latimer	1,197
John E. Sawyer	2,500
Eric D. Sipf	5,000
Mark L. Smith	1,500
Joseph C. Zimlich	9,647	(3)

(1)

Consists of (i) 8,750 shares issued to Rawah Partners, LLC of which Mr. Duncan serves as Manager, and (ii) 4,386 shares issued to Electra Energy Company over which Mr. Duncan has shared voting and investment control through DKD, LLC, a limited liability company of which Mr. Duncan is the sole member.

(2)	Shares issued to Gart Investments of which Mr. Gart serves as the Managing Partner.

(3)

Consists of (i) 875 shares of common stock issued to Mr. Zimlich, and (ii) 8,772 shares of common stock issued to Bohemian Investments, LLC of which Mr. Zimlich serves as the Managing Member of its sole member.

We have engaged in several private offerings of our common stock in which certain of our executive officers, directors and principal shareholders participated. The following table summarizes the purchases of our securities in private placement transactions since January 1, 2017 by certain of our directors, executive officers and beneficial holders of more than 5.0% of our capital stock and their respective affiliates:

				Aggregate
				Purchase
Name	Security(1)	Issue Date	Shares	Price
Joseph C. Zimlich	Common Stock	9/29/2017	1,750	$49,875
	Common Stock(2)	9/29/2017	17,543	$499,976
Eric D. Sipf	Common Stock	9/15/2017	10,000	$285,000
Mark L. Smith	Common Stock	9/15/2017	3,000	$85,500
Luke A. Latimer	Common Stock	9/15/2017	2,394	$68,229
Thomas A. Gart	Common Stock	11/16/2017	17,543	$499,976
Patrick H. Hamill	Common Stock	9/29/2017	17,544	$500,004
Julie A. Caponi	Common Stock	2/9/2018	7,720	$220,020
John E. Sawyer	Common Stock	11/16/2017	5,000	$142,500

(1)	Represents securities purchased by an affiliate(s) of such person.
(2)	Purchase of common stock also included Make Whole Rights.

In 2017, we offered the holders of the Series D preferred stock the option to convert their Series D preferred stock to common stock, with dividends prepaid through December 2017 and an election to receive a Make Whole Right and to convert the Series D preferred stock to common stock at the rate of 3.5 shares of common stock per share of Series D preferred stock. During the year ended December 31, 2017, an entity affiliated with David Duncan converted 5,000 shares of Series D preferred stock into 17,500 shares of common stock and such entity received prepaid dividends of $11,250 and Make Whole Rights in connection with such conversion.

The Company employs Brian Weldon as a Relationship Manager II and an appointed Vice President of the Company’s bank.  Mr. Weldon is the son-in-law of Scott C. Wylie, our Chairman, Chief Executive Officer and President.  In 2018, Mr. Weldon’s total compensation was $163,347, which consisted of salary, bonus, 401(k) match, tuition reimbursement and benefits

Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors, executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to a committee of the board of directors for approval. The committee of the board of directors shall review the related person transaction in accordance with the criteria set forth in policy, taking into account all of the relevant facts and circumstances available to the committee of the board of directors. Based on the conclusions reached, the committee of the board of directors shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction or, with respect to any related person transaction that is no longer pending or ongoing, rescission and/or disciplinary action. Approval of such transactions shall be given only if it is determined by the committee of the board of directors that such transaction is in, or not inconsistent with, the best interests of the Company and our shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY1

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 12,  2019, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Unless otherwise noted, the address for each Director and Named Executive Officer listed on the table below is: c/o First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202.

	Number of Shares Beneficially	Percentage Beneficially
Name of Beneficial Owner	Owned	Owned
5% Stockholders
Banc Funds CO LLC(1)	484,096	6.1%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

FJ Capital Management LLC(2)	400,608	5.0%
1313 Dolley Madison Blvd, Ste 306
McLean, VA 22101

RMB Capital Holdings, LLC(3)	617,665	7.8%
115 S. LaSalle Street, 34th Floor
Chicago, IL 60603

Named Executive Officers and Directors
Julie A. Caponi(4)	13,080	* %
Julie A. Courkamp(5)	10,756	* %
David R. Duncan(6)	216,860	2.7%
Thomas A. Gart(7)	92,098	1.2%
Patrick H. Hamill(8)	113,082	1.4%
Luke A. Latimer(9)	48,276	* %
John E. Sawyer(10)	7,500	* %
Eric D. Sipf(11)	193,669	2.4%
Mark L. Smith(12)	52,500	* %
Scott C. Wylie(13)	868,231	10.7%
Joseph C. Zimlich(14)	350,953	4.4%
All directors and executive officers, as a group (15 persons)(15)	2,002,744	24.4%

*Represents beneficial ownership of less than 1%.

(1)

Based on a Schedule 13G filed by Banc Funds Co LLC with the SEC on February 15, 2019, which reported that it is the beneficial owner of 484,096 shares and that it has sole voting power with respect to 484,096 of such shares, shared voting power with respect to 0 of such shares, sole disposition power with respect 484,096 of such shares and shared disposition power with respect to 0 of such shares.

(2)

Based on a Schedule 13G/A filed by FJ Capital Management LLC with the SEC on February 14, 2019, which reported that it is the beneficial owner of 400,608 shares and that it has the sole voting power with respect to 0 shares, shared voting power with respect to 400,608 of such shares, sole disposition power with respect 0 of such shares and shared disposition power with respect 400,608 of such shares.

(3)

Based on a Schedule 13G/A filed by RMB Capital Management, LLC with the SEC on February 14, 2019, which reported that it is the beneficial owner of 617,665 shares and that it has the sole voting power with respect to 0 shares, shared voting power with respect to 617,665 of such shares, sole disposition power with respect 0 of such shares and shared disposition power with respect 617,665 of such shares.

(4)	Consists of (i) 13,080 shares of common stock jointly held by Ms. Caponi and her spouse.
(5)

Consists of (i) 892 shares of common stock held by Ms. Courkamp,  (ii) 9,050 shares of common stock issuable upon the exercise of stock options and (iii) 814 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 12, 2019.

(6)

Consists of (i) 2,500 shares of common stock held by Mr. Duncan, (ii) 186,927 shares of common stock held by Rawah Partners, LLC of which Mr. Duncan serves as Manager, (iii) 13,158 shares of common stock held by Electra Energy Company over which Mr. Duncan has shared voting and investment control through DKD, LLC, a limited liability company of which Mr. Duncan is the sole member, and (iv) 14,275 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019

(7)

Consists of (i) 14,421 shares of common stock held by Mr. Gart,  (ii) 72,909 shares of common stock held by Gart Investments of which Mr. Gart serves as the Managing Partner, and (iii) 4,768 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019.

(8)	Consists of (i) 99,780 shares of common stock held by Mr. Hamill, and (ii) 13,302 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019.
(9)	Consists of (i) 46,419 shares of common stock held by Mr. Latimer, and (ii) 1,857 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019.
(10)	Consists of 7,500 shares of common stock held by Mr. Sawyer.
(11)

Consists of (i) 164,561 shares of common stock held by Mr. Sipf,  (ii) 10,323 shares jointly held by Mr. Sipf and his spouse, (iii) 7,086 shares of common stock held by the Eric & Susan Sipf Family Foundation of which Mr. Sipf serves as Chairman, and (iii) 11,699 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019.

(12)	Consists of (i) 38,952 shares of common stock held by Mr. Smith, and (ii) 13,548 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019.
(13)

Consists of (i) 707,923 shares of common stock held by Mr. Wylie, (ii) 13,941 shares of common stock held by Mr. Wylie’s individual retirement account, (iii) 2,000 shares held by the Wylie Family Foundation of which Mr. Wylie serves as President and Trustee, (iv) 121,900 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019, and (v) 22,467 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 12, 2019. Mr. Wylie has pledged 630,307 shares as collateral to secure outstanding debt obligations.

(14)

Consists of (i) 19,638 shares of common stock held by Mr. Zimlich,  (ii) 4,923 shares of common stock jointly held by Mr. Zimlich and his spouse, (iii) 90,146 shares of common stock held by Bohemian Investments, LLC of which Mr. Zimlich serves as the Managing Member of its sole member, (iv) 108,597 shares of common stock held by BOCO Investments, LLC of which Mr. Zimlich serves as the President of the Managing Member, (v) 114,441 shares of common stock held by L. Lee Stryker Irrevocable Trust UAD 09‑10‑1974 of which Mr. Zimlich serves as

President of Bohemian Asset Management, Inc., which is the agent for PS Family Advisors, LLC and is authorized to make investment decisions on behalf of the L. Lee Stryker Irrevocable Trust UAD 09‑10‑1974, and (vi) 13,208 shares of common stock issuable upon the exercise of stock options within 60 days of  April 12, 2019.

(15)

Consists of (i) 2,002,744 shares of common stock directly and beneficially owned by our directors and executive officers, (ii) 220,566 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2019, and (iii) 23,281 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 12, 2019.

(16)

Percentages are based on 7,968,420 shares of common stock issued and outstanding at April 12, 2019. For purposes of computing the percentage of outstanding common stock held by any individual listed in this table, any common stock that such person has the right to acquire pursuant to the exercise of a stock option and shares of common stock issuable upon the settlement of restricted stock restricted stock that are exercisable or will vest within 60 days of April 12, 2019, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10 percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018, our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Crowe LLP their audit of the Company’s 2018 financial statements, including the Company’s internal control over financial reporting. During 2018, the Audit Committee met with Crowe LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Crowe LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Crowe LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Crowe LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.

Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board that the audited financial statements be included in the annual report to shareholders on Form 10‑K for the fiscal year ended December 31, 2018.

The Audit Committee of the Board of Directors

Eric D. Sipf (Chairman)

Julie A. Caponi

Luke A. Latimer

Independent Auditor

The Audit Committee has recommended, and the board appointed, Crowe LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2019 fiscal year. Crowe LLP served as our independent auditors for the 2018 fiscal year and reported on the Company’s consolidated financial statements for that year.

Audit Committee Pre-Approval

The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the full Audit Committee at a or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

Fees Billed by Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe LLP for 2018 and 2017 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Crowe LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Crowe LLP in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

	For the Year Ended December 31,
	2018	2017
Audit Fees(1)	$291,750	$388,584
Audit-Related Fees(2)	342,099	66,000
Tax Fees(3)	—	55,485
All Other Fees(4)	2,880	2,780
Total Fees	$636,729	$512,849

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10‑K and a review of financial statements included in our Quarterly Reports on Form 10‑Q and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

(2)

Audit-related fees issuance of consent letters for relevant SEC filings, the filing of our Registration Statement on Form S‑1 related to our initial public offering, and other services not required by stature or regulation.

(3)	Tax compliance fees consisted of tax return filing fees and miscellaneous state and federal income tax related issues.
(4)	Fees incurred related to accounting research subscription.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a‑8 under the Exchange Act for inclusion in the proxy statement for the 2020 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than February 6, 2020. Any such proposal must comply with the requirements of Rule 14a‑8.

In addition, our amended and restated bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2020 annual meeting of shareholders, no earlier than February 6, 2020, and no later than March 7, 2020. Additionally, for nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than February 6, 2020, and no later than March 7, 2020.

All notices to us must also provide certain information set forth in the Company’s amended and restated bylaws. A copy of the Company’s amended and restated bylaws may be obtained upon written request to the Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Secretary of the Company at First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attention: Corporate Secretary.

OTHER MATTERS

The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer and President

Denver, Colorado

April 26, 2019

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors: Nominees 01 Julie A. Caponi 06 Eric D. Sipf 02 David R. Duncan 07 Mark L. Smith 03 Thomas A. Gart 08 Scott C. Wylie 04 Patrick H. Hamill 09 Joseph C. Zimlich 05 Luke A. Latimer The Board of Directors recommends you vote FOR proposal 2. 2To ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ForAgainst Abstain 0 0 0 Investor Address Line 2 Investor Address Line 4 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000414802_1 R1.0.1.18 YesNo Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 06/04/2019. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 FIRST WESTERN FINANCIAL, INC. 1900 16TH STREET, SUITE 1200 DENVER, CO 80202 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com FIRST WESTERN FINANCIAL, INC. Annual Meeting of Shareholders June 5, 2019 4:00 PM This proxy is solicited by the Board of Directors The Shareholder(s) hereby appoint(s) Scott C. Wylie and Julie A. Courkamp, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to present and vote, as designated on the reverse side of this ballot, all the shares of common stock of First Western Financial, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 4:00 PM MT on June 5, 2019. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in proposal 1 and FOR proposal 2. If any other matter is properly presented at the Annual Meeting of Shareholders or any adjournment or postponement thereof, this proxy will be vote in the named proxies’ discretion on such matter. The shareholder(s) acknowledge(s) receipt of the related Notice of Annual Meeting and Proxy Statement, dated April 26, 2019, accompanying this proxy. Continued and to be signed on reverse side 0000414802_2 R1.0.1.18